EXHIBIT 10.2
                                                                    ------------


TEXT MARKED BY [* * *] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                       AMENDMENT SIX TO LICENSE AGREEMENT

            THIS AMENDMENT ("Amendment") is made and entered into effective as of December 31, 2006, by and between bebe studio, inc., a California corporation ("bebe") and Signature Eyewear, Inc. a California corporation ("LICENSEE").

                                    RECITALS

            A. bebe and LICENSEE made and entered into that certain License Agreement, effective as of September 23, 1999, as thereafter amended (the "License Agreement") relating to specific rights and license to use certain bebe trademarks in connection with design, manufacture, advertisement, promotion, distribution and sale of Licensed Products, as defined in the Agreement.

            B. The parties hereto are presently desirous of amending the License Agreement as follows.

            NOW, THEREFORE, in consideration of the recitals, premises and mutual covenants contained in this Amendment, the parties agree as follows:

1. Notwithstanding anything to the contrary contained in this Agreement or any Amendments, this Agreement shall be extended and shall expire on January 31, 2008

2. Minimum Shipments in Exhibit "G" shall be amended to the following:

            Any Minimum Net Sales for the period between December 31, 2006 and January 31, 2008 shall be [ * * * ].

3. Section 5.2.1 of the License Agreement shall be deleted and replaced with the following:

            The Minimum Payment for each Contract Year shall be equal to [* * *] of the Minimum Shipments for such Contract Year.

4. Under Exhibit "F," additional "Territories" include:

            Australia, Chile, Columbia, Dubai, Ecuador, Egypt, Philippines, Thailand, Venezuela, Singapore, and Indonesia, with the following disclaimer:

            LICENSOR does not represent that it owns the trademark in each of the above named counties and if it is adjudged that it does not own the mark in any particular country, the LICENSEE shall not do business under the bebe name and will indemnify bebe for any breach hereunder.

5. Except as expressly amended herein, all of the terms, definitions, covenants and conditions of the License Agreement shall remain in full force and effect and are hereby ratified and confirmed. The License Agreement as amended represents the entire understanding and agreement between the parties and supersedes all prior negotiations, representations, amendments or agreements, either written or oral. Each of the parties hereto severally agree that they have read this Amendment, that they understand the contents thereof, and that each is signing this Amendment as his own free act and deed with full advice of counsel.

6. In the event of any conflict or inconsistency between this Agreement and the License Agreement, the provisions in this Agreement shall govern and control.

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused the same to be executed by its duly authorized officer on the day and year first set forth above.

"bebe"                                           "LICENSEE"
bebe studio, inc.                                Signature Eyewear, Inc.
a California corporation                         a California corporation



By: /s/ Walter Parks                             By: /s/ Michael Prince
    ------------------------                         ------------------------
    Walter Parks                                     Michael Prince
    Chief Operating Officer                          Chief Executive Officer
    and Chief Financial Officer






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